UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 20, 2007

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way
Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 856-2500

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into Material Definitive Agreement

The information set forth in Item 3.02 of this Form 8-K is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On July 20, 2007, Altair Nanotechnologies Inc. (the “Company”) entered into a Warrant Issuance Agreement (the “Agreement”) with AES Energy Storage, LLC (“AES”).  The Agreement was signed into in connection with the Joint Product Development and Equipment Purchase Agreement (the “Joint Development Agreement”) executed by Altair and AES on the same date with respect to the joint development by the two companies of energy storage systems for purchase by AES and potentially third parties.   Pursuant to the Agreement, the Company issued to AES a warrant (the “Initial Warrant”) to purchase 200,000 common shares of the Company at an exercise price of $3.64 per share.  The Initial Warrant becomes exercisable upon the earlier to occur of December 31, 2007 and the date the pilot energy storage system is delivered pursuant to the Joint Development Agreement, and it expires on July 20, 2011.   The Initial Warrant also includes a net exercise provision.

Pursuant to the Agreement, the Company has also agreed to issue to AES additional warrants (each, a “Milestone Warrant”; collectively with the Initial Warrant, the “Warrants”) to purchase Company common shares  based on a formula derived from revenue received from sales of energy storage systems to AES and its affiliates during the term of the Joint Development Agreement.  The number of Milestone Warrants the Company may be required to issue is subject to an aggregate cap of 1.8 million Milestone Warrants, which would be reached only if the Company received at least $90 million in revenue from sales of energy storage systems to AES during the term of the Joint Development Agreement. The Milestone Warrants are to be issued annually by March 31 with respect to the prior year, have a four-year term and have an exercise price equal to the greater of (i) $3.64 and (ii) the closing price on January 31 of the year of issuance less $5.00.  The number of Milestone Warrants the Company is obligated to issue in any year is capped at the lesser of 500,000 Milestone Warrants and the number of Milestone Warrants with an associated expense, determined in accordance with GAAP, that is 10% of energy storage system revenue from AES (although warrants not issued as a result of the cap roll may over to a following year provided certain minimum sales have been acheived).  The Milestone Warrants will include cashless exercise provisions, and the Company has granted AES certain demand registration rights with respect to common shares issuable upon the exercise of the Warrants. A copy of the Agreement is attached hereto as Exhibit 10.1.

The offer and sale of the Initial Warrants was, and the offer and sale of the Milestone Warrants and the shares issuable upon exercise of the Warrants will be, effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act and rules promulgated thereunder, including Regulation D, based upon the following: (a) AES confirmed to the Company that it was an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) AES was provided with certain disclosure materials and all other information requested with respect to the Company; (d) AES acknowledged that all securities being purchased were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; (e) a legend was placed on the Initial Warrants, and will be placed on the Milestone Warrants and the shares issuable upon exercise of the Warrants, providing that each such security is restricted and can only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act; and (f) the Company plans to file a Form D with the SEC reporting the transaction.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.1	Initial Warrant

10.1	Warrant Issuance Agreement (including form of Milestone Warrant)*

* Certain portions of this exhibit have been omitted pursuant to Rule 24b-2 and are subject to a confidential treatment request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated:  July 26, 2007                                                                            By: /s/ Edward Dickinson
             Edward Dickinson, Chief Financial Officer

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